Exhibit 10.12
Schedule of Executives with
Continuity Agreements

Title	Name	Years/Comp*
Chairman, President and Chief Executive Officer	Stephen D. Newlin	3

Senior Vice President and General Manager, Distribution	Michael L. Rademacher	3

Senior Vice President, Supply Chain and Operations	Thomas J. Kedrowski	3

Senior Vice President and Chief Information and Human Resources Officer	Kenneth M. Smith	3

Senior Vice President and Chief Financial Officer	Robert M. Patterson	3

Senior Vice President, Commercial Development	Michael E. Kahler	3

Senior Vice President and General Manager, Performance Products and Solutions	Robert M. Rosenau	3

Senior Vice President and General Manager, Colors and Engineered Materials, Europe and Asia	Bernard P. Baert	2

Vice President, General Counsel and Secretary	Lisa K. Kunkle	3

Vice President and General Manager, Color and Engineered Materials — Asia	Willie Chien	1

Vice President and General Manager, Specialty Engineered Materials	Craig M. Nikrant	1

Vice President and General Manager, Specialty Color, Additives and Inks	John V. Van Hulle	1

Vice President, Innovation, Sustainability and Chief Innovation Officer	Cecil Chappelow	1

Vice President and Treasurer	Arif Ahmed	1

Vice President, Tax	Frank Vari	1

Vice President and Controller	David Kantor	1

*	Years of compensation payable upon change of control.